FORM 8-K

                                CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       February 8, 1999
                                                  -------------------------

                                  HUNTCO INC.
                               ----------------
            (Exact name of registrant as specified in its charter)


     Missouri                       1-13600                    43-1643751
-----------------           ----------------------          --------------
 (State or other           (Commission File Number)          (IRS Employer
  jurisdiction of                                          Identification No.)
  incorporation)



14323 S. Outer Forty, Suite 600N, Town & Country, Missouri          63017
----------------------------------------------------------        ---------
      (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code       (314) 878-0155
                                                  ---------------------------


                                Not applicable
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item  5.     Other Events

Huntco Inc. (the "Company") issued a news release on February 8, 1999, with respect to its release of earnings for its year ended December 31, 1998. This news release is incorporated herein by reference to Exhibit 99 attached hereto.


This Current Report on Form 8-K contains certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "anticipates," "projects," "estimates," "plans," "believes," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections concerning the Company's future plans and about the steel processing industry in general, as well as assumptions made by Company management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Achievement of these forward-looking results is dependent upon numerous factors, circumstances and contingencies, certain of which are beyond the control of the Company.
Certain of the more important factors that the Company believes could cause actual results to differ materially from the forward-looking data presented include:

     Impact of changing steel prices on the Company's results of operations:

As evidenced by the unfavorable impact on operating results recognized by the Company in its recent fiscal periods, changing steel prices can significantly impact the Company's financial results. The Company's principal raw material is flat rolled carbon steel coils. The steel industry is highly cyclical in nature and prices for the Company's raw materials are influenced by numerous factors beyond the control of the Company, including general economic conditions, competition, labor costs, import duties and other trade restrictions and currency exchange rates. Changing steel prices may cause the Company's results of operations to fluctuate significantly.

To respond promptly to customer orders for its products, the Company maintains a substantial inventory of steel coils in stock and on order. The Company's commitments for steel purchases are generally at prevailing market prices in effect at the time the Company places its orders. The Company has no long-term, fixed-price steel purchase contracts. The Company generally does not enter into fixed-price sales contracts with its steel processing customers with terms longer than three months.

As steel producers change the effective selling price for the Company's raw materials, competitive conditions may influence the amount of the change, if any, in the Company's selling prices to its customers. Changing steel prices could therefore affect the Company's net sales and net income, particularly as it liquidates its inventory position. The Company believes that a major portion of the effect of a steel price change on net income is likely to be experienced within three months of the effective date of the change. When a series of changes in steel prices occurs, the period in which net income may be affected can extend beyond a three-month period of time. Accordingly, the Company believes that comparisons of its quarterly results of operations are not necessarily meaningful in periods of changing steel prices.

Steel prices charged by the primary producers of hot rolled steel coils, both domestic and foreign, have been extremely volatile over the previous three years, and conditions exist which could cause this volatility to continue during 1999. No assurance can be given that volatility in steel prices will not again negatively impact the Company's results of operations and net income.

     Continued internal growth involving new processes and markets:

There can be no assurance that the Company will be successful in the continued development of its pickling, cold rolling, stamping and hot roll tempering operations at its Blytheville, Arkansas facility, or that the utilization and development of these operations will proceed as quickly as the Company anticipates. Successful development of these business units requires the Company to develop new customers, in new market territories, and absolute assurance cannot be given that this will occur on the timetable that the Company expects, if ever.

     Competition:

The principal markets served by the Company are highly competitive. The Company has different competitors within each of its product lines. Competition is based principally on price, service, production and delivery scheduling. Further, new competition is expected in the sale of cold rolled and pickled products as new pickling and/or cold rolling capacity is added by Nucor in Hickman, Arkansas, and by Worthington Industries, Steel Technologies (through its MI-Tech joint venture) and Trico in Decatur, Alabama.

     Cyclical demand for Company products:

Many of the Company's steel processing products are sold to industries that experience significant fluctuations in demand based on economic conditions, energy prices or other matters beyond the control of the Company. The Company has increased the level of tons of steel sold and processed in each of its last five fiscal years. However, no assurance can be given that the Company will be able to increase or maintain its level of tons shipped, especially in periods of economic stagnation or downturn.

     Liquidity:

The Company's liquidity can be significantly impacted by domestic and global competitive conditions surrounding raw material inventory supply and sourcing issues for steel purchases. Recent global and domestic economic and competitive conditions compelled the Company to source a greater portion of its raw material supply needs via imports. The Company's investment in raw material inventories is substantially lower when it is able to obtain sufficient quantities of hot rolled steel coils at competitive prices from domestic sources. Greater lead times are typically required to place orders and receive shipment from foreign concerns than from the Company's domestic suppliers. However, the resulting need to invest greater amounts of the Company's liquidity into raw material inventories is oftentimes necessary when such import sources offer similar product at more competitive pricing and/or payment structures than are available domestically. During such times of higher import requirements, the Company is faced with committing a greater amount of its liquidity to its inventory. This greater commitment of liquidity to inventory can act to limit the Company's ability to negotiate and realize the benefits of quick pay discounts from its vendors, as it negotiates terms on such purchases in view of staying in compliance with its long-term debt and revolving credit financing commitments.

Interest rates:

Borrowings under the Company's revolving credit agreement are at interest rates that float generally with the prime rate or with LIBOR. The level of interest expense incurred by the Company under the revolving credit agreement will therefore fluctuate in line with changes in these rates of interest and based upon outstanding borrowings under the revolving credit agreement.

	Year 2000 Compliance:

The Company has utilized software and related computer technologies essential to its operations and to certain products that use two digits rather than four to specify the year, which could result in a date recognition problem with the transition to the year 2000. The Company has established a plan, utilizing internal resources, to assess the potential impact of the year 2000 on the Company's systems and operations and to implement solutions to address this issue.

The Company is also dependent upon various third parties, including certain product suppliers, to conduct its business operations. The failure of mission-critical third parties to achieve year 2000 compliance could have a material effect on the Company's operations. The Company is diligently quantifying issues and developing contingency sources to mitigate the risks associated with interruptions in its supply chain due to year 2000 problems. The bulk of the Company's primary steel suppliers have year 2000 compliance projects in process, and the Company plans to continue to monitor their progress on a quarterly basis. The Company also continues to monitor concerns that utility companies and any inbound or outbound shipping suppliers will continue their services on an uninterrupted basis given year 2000 compliance concerns. The Company plans to develop a contingency plan by May 1, 1999, in the event its systems or its mission-critical vendors do not achieve year 2000 compliance. However, there can be no assurance that the Company will not experience unanticipated costs and/or business interruptions due to year 2000 problems in its internal systems, its supply chain, or from customer product migration issues.

                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTCO INC.



By:     /s/ Robert J. Marischen
      -------------------------------------
      Robert J. Marischen,
       Vice Chairman, President & CFO

Date: February 8, 1999



------------------------------------------------------------------------------



                                 EXHIBIT INDEX

     These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K:

 Exhibit No.                      Description
 -----------           ---------------------------------

     99                News release of February 8, 1999